SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 18, 1996
                        (Date of earliest event reported)




                               ASTROSYSTEMS, INC.
               (Exact name of Registrant as specified in charter)



   Delaware                0-3344                13-5691210
(State or other      (Commission File No.)  (IRS Employer Identi-
jurisdiction of                               fication Number)
incorporation)



          1220 Market Street, Suite 603, Wilmington, DE 19801 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (302) 652-3315









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Item 4.           Changes in Company's Certifying Accountant.

                  On December 18, 1996, Richard A. Eisner & Company, LLP ("Eisner") resigned as the independent public accountants for Astrosystems, Inc. (the "Company") since, as it indicated, it was no longer independent with respect to the Company. Eisner had served as the Company's independent public accountants since 1967.

                  Eisner's report on the Company's financial statements as of June 30, 1994 and 1995 and for the years then ended neither contain an adverse opinion or a disclaimer of opinion nor is modified as to uncertainty, audit scope or accounting principles.

                  During the fiscal years ended June 30, 1994 and 1995 and the period from July 1, 1995 to December 18, 1996, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

                           (1) Letter from Eisner to the Securities and
                               Exchange Commission.






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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ASTROSYSTEMS, INC.


                                             By: /s/Seymour Barth
                                             --------------------
                                             Seymour Barth,
                                             President


Dated: December 24, 1996






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